UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2015

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma		73102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Information

On April 10, 2013, the U.S. District Court for the Western District of Oklahoma consolidated five putative shareholder derivative actions (the “Federal Shareholder Derivative Litigation”) under the caption “In re SandRidge Energy, Inc. Shareholder Derivative Litigation.” As described in further detail in the Company’s Form 10-Q for the quarterly period ended June 30, 2015, and the attached Notice of Proposed Partial Settlement of Shareholder Derivative Litigation, the Plaintiffs in the Federal Shareholder Derivative Action have asserted a variety of claims derivatively on behalf of the Company, including claims against certain individual defendants who are current or former officers or directors of the Company, and claims against certain other parties.

On October 7, 2015, the derivative plaintiffs, the Special Litigation Committee, and individual defendants Tom Ward, Jim Brewer, Everett Dobson, William Gilliland, Daniel Jordan, Roy Oliver Jr., and Jeffrey Serota executed a Stipulation of Settlement, which would result in a partial settlement of the litigation by settling all claims against the individual defendants, subject to certain terms and conditions, including the approval of the Court. Under the terms of the proposed partial settlement, SandRidge would implement or agree to maintain certain corporate governance reforms, and the insurers for the individual defendants would pay $38 million to an escrow fund, which would be used to pay certain expenses arising from pending securities litigation and, to the extent funds remain after paying such expenses, would be paid to the Company without any further restrictions on the Company’s use of such funds. The proposed partial settlement expressly provides, among other terms, that the settling defendants deny all allegations of wrongdoing and are entering into the settlement solely to avoid the costs, disruption, uncertainty, and risk of further litigation. The proposed partial settlement would not settle any of the derivative plaintiffs’ claims against non-settling parties WCT Resources, L.L.C., 192 Investments, L.L.C., and TLW Land & Cattle, L.P.

On October 9, 2015, the District Court issued an Order granting preliminary approval to the partial settlement and establishing procedures for notice to shareholders and consideration of any shareholder objections to the partial settlement. The October 9 Order also set a hearing for final approval of the partial settlement on December 18, 2015. Additional information can be found in the Notice of Proposed Partial Settlement of Shareholder Derivative Litigation, a copy of which is filed as an exhibit to this report, and the Stipulation of Settlement, which is available on the Company’s website at http://investors.sandridgeenergy.com/investor-relations/Derivative-Litigation-Settlement/.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Notice of Proposed Partial Settlement of Shareholder Derivative Litigation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: October 26, 2015	By:	/s/ Philip T. Warman
Philip T. Warman
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Name of Exhibit

99.1	Notice of Proposed Partial Settlement of Shareholder Derivative Litigation